Exhibit 99.2

Dolphin Entertainment, Inc. Announces Pricing of $2.3 Million Public Offering of Common Stock

MIAMI, FL / ACCESSWIRE / October 31, 2023 / Dolphin Entertainment (“Dolphin Entertainment” or the “Company”) (NASDAQ:DLPN), a leader in entertainment marketing, today announced the pricing of its previously announced underwritten public offering of 1,400,000 shares of its common stock (the “Offering”) at a public Offering price of $1.65 per share. In addition, Dolphin Entertainment has granted the underwriters a 45-day option to purchase up to an additional 210,000 shares of common stock.

Maxim Group LLC is acting as sole book-running manager for the Offering.

The gross proceeds of the Offering are expected to be approximately $2.3 million before deducting underwriting discounts and commissions and estimated Offering expenses. This Offering is expected to close on or about November 2, 2023, subject to customary closing conditions.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-273431) previously filed with the U.S. Securities and Exchange Commission (“SEC”), and which was declared effective on August 3, 2023. The shares may be offered only by means of the written prospectus supplement and the accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the Offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the public Offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus, together with the information incorporated therein, for more complete information about Dolphin Entertainment and the proposed Offering. The final terms of the Offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and production company. Through our subsidiaries 42West, The Door and Shore Fire Media, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the film, television, music, gaming and hospitality industries. All three PR firms have been ranked among the most recent Observer's "Power 50" PR Firms in the United States. Viewpoint Creative, The Digital Dept. complement their efforts with full-service creative branding and production capabilities as well as social media and influencer marketing services. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series, and has recently entered into a multi-year agreement with IMAX to co-produce feature documentaries.

Forward Looking Statements:

Certain statements made herein are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as "opportunity," "future," "will," "goal," "enable," "pipeline," "transition," "move forward," "towards," "build out," "coming" and "look forward" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company's control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company's ability to manage growth; the Company's ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company's products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company's liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company's shares on Nasdaq; the Company’s ability to consummate the Offering; the anticipated use of proceeds from the Offering; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

James Carbonara/Hayden IR
(646)-755-7412
james@haydenir.com

SOURCE: Dolphin Entertainment